As filed with the Securities and Exchange Commission on June 30, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6455 Nancy Ridge Drive	27-1967997
(State or other jurisdiction of incorporation or organization)	San Diego, CA 92121 (858) 450-0008	(I.R.S. Employer Identification No.)

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rory Riggs

Chief Executive Officer

6455 Nancy Ridge Drive

San Diego, CA 92121

(858) 450-0008

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Peter E. Devlin

Jeremy W. Cleveland

Jones Day

250 Vesey Street

New York, NY 10281

(212) 326-3939

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

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Offers and sales by Cibus, Inc. of shares of Class A common stock, shares of preferred stock, depositary shares, warrants, subscription rights and units of Cibus, Inc., which together shall have an aggregate initial offering price not to exceed $200,000,000 (the “Base Prospectus”); and

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Shares of Class A common stock, issuable upon exchange of units, each composed of one common unit of Cibus Global, LLC and one share of Class B common stock of Cibus, Inc., pursuant to the Exchange Agreement, dated May 31, 2023, by and among Cibus, Inc., Cibus Global, LLC and the members set forth on Exhibit A attached thereto, that may be sold in one or more secondary offerings by the selling stockholders identified therein (the “Selling Stockholder Prospectus”).

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in a prospectus supplement to the Base Prospectus.

The Selling Stockholder Prospectus immediately follows the Base Prospectus. The shares of Class A common stock that may be sold pursuant to the Selling Stockholder Prospectus are not included in the $200,000,000 of securities that may be offered, issued and sold by Cibus, Inc. under the Base Prospectus

The information in this preliminary prospectus is not complete and may be changed. No securities may be sold pursuant to this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2023

PRELIMINARY PROSPECTUS

Cibus, Inc.

$200,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Units

This prospectus relates to the offer and sale by us of up to an aggregate $200,000,000 of the securities identified above (the “securities”) of Cibus, Inc. (the “Company,” “we,” “our” or “us”).

This prospectus provides you with a general description of the securities offered hereby, including the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and the general manner in which we will offer such securities. More specific terms of any securities that we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, the Company may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. References in this prospectus to the Company also refer to Calyxt, Inc. to the extent prior to the closing of the Company’s merger with Cibus Global, LLC (“Cibus Global”) on May 31, 2023.

We may offer and sell these securities separately or in combination from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings, including at prevailing market prices or at prices negotiated with buyers. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For example, any specific allocation of the net proceeds of an offering of securities to a specific purpose and any commissions or discounts payable to agents, dealers or underwriters will be determined at the time of the offering and will be described in any applicable prospectus supplement.

Our Class A Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CBUS”. The closing price for our Class A Common Stock on June 29, 2023, was $11.10 per share, as reported on Nasdaq.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the applicable prospectus supplement and the documents incorporated by reference for a discussion of facts you should carefully consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date. Cibus’ business, financial condition, results of operations and prospects may have changed since such date

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $200,000,000. This prospectus generally describes Cibus, Inc. and our securities, including our Class A Common Stock. We may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”

More specific terms of any securities we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the securities will be made in any jurisdiction where the offer is not permitted.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”). Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, factors relating to:

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risks associated with the possible failure to realize certain anticipated benefits of the transactions contemplated by the Company’s merger with Cibus Global that closed on May 31, 2023 (the “Merger Transactions”), including with respect to future financial and operating results;

•	the effect of the completion of the Merger Transactions on our business relationships, operating results and business generally;

•	the outcome of any litigation related to the Merger Transactions;

•	competitive responses to the Merger Transactions and changes in expected or existing competition;

•	challenges to our intellectual property protection and unexpected costs associated with defending our intellectual property rights;

•	increased or unanticipated time and resources required for our platform or trait product development efforts;

•	our reliance on third parties in connection with our development activities;

•	our ability to effectively license our productivity traits and sustainable ingredient products;

•	the recognition of value in our products by farmers, and the ability of farmers and processors to work effectively with crops containing our traits;

•	our ability to produce high-quality plants and seeds cost effectively on a large scale;

•	our need for additional funding to finance our activities and challenges in obtaining additional capital on acceptable terms, or at all;

•	our dependence on distributions from Cibus Global to pay taxes and cover our corporate and overhead expenses;

•	regulatory developments that disfavor or impose significant burdens on gene-editing processes or products;

•	our ability to achieve commercial success;

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•	commodity prices and other market risks facing the agricultural sector; and

•	technological developments that could render our technologies obsolete.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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INFORMATION ABOUT THE COMPANY

Our Company

We are a leading agricultural technology company that develops and licenses plant traits to seed companies for royalties. We are a technology leader in developing plant traits (or specific genetic characteristics) using gene editing. Our primary business is using gene editing to develop productivity traits in the major agricultural crops: Canola, Rice, Soybean, Corn and Wheat. Productivity traits are crop traits that improve crop yields and make farmers more productive, thereby driving greater farming profitability. We do this in several ways such as making plants resistant to diseases or pests, thereby reducing the use of chemicals like fungicides and insecticides, enabling plants to process nutrients more efficiently, thereby reducing the use of fertilizers, and making crops more adaptable to their environment and to climate change. In addition, we are a leader in the development of sustainable low carbon ingredients to help major corporations meet their Net Carbon Zero climate goals. Our Class A Common Stock trades on Nasdaq under the symbol “CBUS.”

Our “Up-C” Corporate Structure

We are a holding company with substantially all of our assets and operations conducted through Cibus Global and its subsidiaries. Our sole material asset consists of our interest in Cibus Global. We are the sole managing member of Cibus Global and are responsible for all operational, management and administrative decisions relating to Cibus Global’s business and consolidate the financial results of Cibus Global and its subsidiaries. Owners of Cibus Global’s Common Units (“Cibus Global Common Units”) other than us own a corresponding number of shares of our Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Shares”), which have voting (but no economic) rights with respect to Cibus, Inc.

Company Information

Our principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, CA 92121 and our telephone number is (858) 450-0008. Cibus’ filings with the SEC are posted on its corporate website at www.cibus.com. The information found on our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described in Exhibit 99.3 to our Current Report on Form 8-K filed on June 1, 2023, under the heading “Risk Factors” in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes. General corporate purposes may include research and development costs, the acquisitions or in-licensing of traits or technologies, repayment and refinancing of debt, working capital and capital expenditures. As a result, management will retain broad discretion over the allocation of net proceeds of any offering.

The specific allocation of the net proceeds of an offering of securities to a specific purpose if any, will be determined at the time of the offering and will be described in any applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such stock at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	short sales and delivery of shares of our Class A Common Stock to close out short positions;

•	sales by broker-dealers of shares of our Class A Common Stock that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	as dividends or through a distribution of subscription rights to our existing security holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

We may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We may sell securities through brokers, dealers, agents or underwriters, who may act on a best efforts basis for a specified period of appointment or on a firm commitment basis.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus

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supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

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The place and time of delivery for securities will be set forth in the accompanying prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if a purchaser wishes to trade securities on any date prior to the second business day before the original issue date for such securities, the purchaser will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date for such securities, to make alternative settlement arrangements to prevent a failed settlement. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our second amended and restated certificate of incorporation (our “Amended and Restated Charter”) and our amended and restated bylaws (our “Amended Bylaws”). The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our total number of authorized shares of capital stock consists of (i) 210,000,000 shares of Class A Common Stock, (ii) 90,000,000 shares of Class B Common Stock, and (iii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”). As of the date of this prospectus, we had outstanding 17,625,683 shares of Class A Common Stock, 4,642,636 shares of Class B Common Stock and no shares of Preferred Stock.

Class A Common Stock

Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class A Common Stock have no voting power with respect to, and are not be entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class A Common Stock in a manner that is materially and disproportionately adverse as compared to the Class B Common Stock.

Dividend Rights. Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by our board of directors (our “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Liquidation Rights. Upon its liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive pro rata the remaining assets available for distribution.

All outstanding shares of Class A Common Stock are fully paid and non-assessable. The Class A Common Stock is not subject to further calls or assessments by us. Holders of shares of Class A Common Stock do not have preemptive, subscription or redemption rights. There is no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights powers, preferences and privileges of Class A Common Stock are subject to those of the holders of any shares of Class B Common Stock and Preferred Stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

Voting Rights. Holders of shares of Class B Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class B Common Stock have no voting power with respect to, and are not entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.

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Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class B Common Stock in a manner that is materially and disproportionately adverse as compared to the Class A Common Stock.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any (A) merger, consolidation, conversion, reorganization or similar event in connection with any transaction or series of transactions intended to result in the Company no longer being structured as an umbrella partnership C corporation (an “Up-C Reorganization Transaction”) or (B) amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) to effect an Up-C Reorganization Transaction.

Holders of the Shares vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of the Shares, as a single class with the holders of Preferred Stock) except as otherwise required in the Amended and Restated Charter or by applicable law.

Dividend Rights. Holders of Class B Common Stock do not have any right to receive dividends. In no event will any dividend be declared or made on any Shares unless (1) a corresponding dividend for all other Shares not so adjusted at the time outstanding is made in the same proportion and the same manner and (2) the dividend has been reflected in the same economically equivalent manner on all Shares. Dividends with respect to Shares may only be paid with shares of stock of the same class of common stock.

Liquidation Rights. Holders of Class B Common Stock do not have any right to receive a distribution upon a liquidation, dissolution or winding up of the Company.

Retirement of Shares. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any person unless such holder transfers a corresponding number of Cibus Global Common Units to the same person in accordance with the provisions of Cibus Global’s operating agreement (the “Cibus Global Amended Operating Agreement”). If any outstanding share of Class B Common Stock ceases to be held by a holder of the corresponding Cibus Global Common Unit, such share shall automatically and without further action on the part of the Company or any holder of Class B Common Stock be transferred to the Company for no consideration and retired.

Issuance of Cibus Global Common Units. To the extent Cibus Global Common Units are issued pursuant to the Cibus Global Amended Operating Agreement to anyone other than the Company or a wholly owned subsidiary of Cibus, Inc., an equivalent number of shares of Class B Common Stock (subject to adjustment) will be issued at par to the same person to which such Cibus Global Common Units are issued.

Preferred Stock

No shares of Preferred Stock are issued or outstanding as of the date of this prospectus. The Amended and Restated Charter authorizes our Board to establish one or more series of Preferred Stock. Our Board will be able to determine, with respect to any series of Preferred Stock, the powers (including voting powers), and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our Board.

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We have no current plans to pay dividends on our Class A Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant. Because we are a holding company and will have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries.

Annual Stockholder Meetings

The Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as may be designated by our Board or, in the absence of a designation by our Board, by the chair, the chief executive officer or the secretary. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Amended and Restated Charter, the Amended Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Charter, the Amended Bylaws and certain provisions of the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the Shares held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which apply so long as our Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of our capital stock or then outstanding number of shares of Class A Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board will be authorized to generally issue shares of one or more series of Preferred Stock on terms calculated to discourage, delay or prevent a change of control the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved Class A Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Amended and Restated Charter and the Amended Bylaws provide that any vacancies on our Board, and any newly created directorships, will be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, and any director so chosen will hold office until the earlier expiration of the term of office of the director whom he or she has replaced or his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any director then in office.

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No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of our stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

The Amended and Restated Charter and the Amended Bylaws provide that special meetings of stockholders may be called only by the chair of our Board, our chief executive officer or at the direction of our Board pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies. Any business transacted at a special meeting of stockholders will be limited to matters set forth in the notice of the special meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or our management.

Director Nominations and Stockholder Proposals

The Amended Bylaws establish advance notice procedures with respect to stockholder nominations for the election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Amended Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended Bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our Amended and Restated Charter precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, may be effected by the consent in writing of the holders of a majority of the total voting power of the Class B Common Stock entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of holders of Class B Common Stock.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Board. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers the Class A Common Stock and, as a consequence, they also may inhibit fluctuations in the market price of the Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

DGCL Section 203

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on Nasdaq,

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from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, including the circumstances where the Shares are, at the effective date of a merger or consolidation, either listed on a national securities exchange or held of record by more than 2,000 holders, our stockholders will have appraisal rights in connection with a merger or consolidation the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Amended and Restated Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or the Amended and Restated Charter or Amended Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine. This provision does not apply to any actions arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or an officer. The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any breaches of a director’s or officer’s duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any transaction from which such director or officer derived an improper personal benefit.

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The Amended and Restated Charter generally provides that we must defend, indemnify and advance expenses to our directors and officers to the fullest extent permitted or required by the DGCL. We will also be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Amended and Restated Charter and the Amended Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Cibus, Inc. and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, NY 11717.

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DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Class A Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	the United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

Cibus may issue subscription rights to purchase common stock, preferred stock or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, Cibus may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights Cibus offers, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for Cibus’s common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number of shares and terms of the common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement into which Cibus may enter in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights Cibus offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if Cibus offers subscription rights. You are urged to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

Cibus may issue units comprising one or more securities described in this prospectus in any combination (but not securities of third parties) as specified in a related prospectus supplement or a free writing prospectus. Units may be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of any unit agreement or unit certificate, as applicable, relating to any particular issue of units will, if applicable, be filed with the SEC when Cibus issues units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Day, New York, New York, will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

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EXPERTS

The financial statements of Cibus, Inc. (formerly Calyxt, Inc.) appearing in Cibus, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Cibus, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cibus Global, LLC as of December 31, 2022 and 2021, and for the years then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance upon the report of BDO USA, LLP, independent auditor, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding Cibus Global, LLC’s ability to continue as a going concern.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cibus.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Class A Common Stock offered by this prospectus have been sold by the selling stockholders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•

our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023, including information specifically incorporated by reference into the Annual Report on Form 10-K/A from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 3, 2023;

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January  17, 2023, March 16, 2023, March 30, 2023, April 7,  2023, April 14, 2023, April  21, 2023, April 24, 2023, May  5, 2023, May 9, 2023, May  17, 2023, May 19, 2023, May  19, 2023, May 25, 2023, June  1, 2023, June  14, 2023, June 29, 2023 and June 29, 2023 (in each case, excluding any information furnished and not filed with the SEC); and

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, filed on July 20, 2017, as the description therein has been updated and superseded by the description of capital stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2023, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

6455 Nancy Ridge Drive

San Diego, CA 92121

Telephone: (858) 450-0008

Attention: Investor Relations

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Cibus, Inc.

$200,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Units

PROSPECTUS

            , 2023

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the Class A Common Stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Class A Common Stock and is not soliciting an offer to buy the Class A Common Stock in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 30, 2023

PRELIMINARY PROSPECTUS

Cibus, Inc.

4,642,636 Shares of Class A Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and sale by the selling stockholders of up to an aggregate 4,642,636 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Cibus, Inc. (the “Company,” “we,” “our” or “us”), that may be issued upon exchange of 4,642,636 units (“Up-C Units”), each composed of one Cibus Global, LLC (“Cibus Global”) Common Unit (“Cibus Global Common Unit”) and one share of Class B common stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Shares”), pursuant to the Exchange Agreement, dated May 31, 2023, by and among the Company, Cibus Global and the members set forth on Exhibit A attached thereto (the “Exchange Agreement”).

This prospectus provides you with a general description of the Class A Common Stock offered hereby and the general manner in which the selling stockholders will offer such securities. More specific terms of any securities that the selling stockholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, information contained in this prospectus may be supplemented, updated or changed by information that is incorporated by reference into this prospectus. References in this prospectus to the Company also refer to Calyxt, Inc. to the extent prior to the closing of the Company’s merger with Cibus Global on May 31, 2023.

We will not receive any proceeds from the sale of shares of Class A Common Stock to be offered by the selling stockholders. However, we have agreed, pursuant to a Registration Rights Agreement, to pay the expenses, other than discounts and commissions, associated with the sale of Class A Common Stock by the selling stockholders pursuant to this prospectus. The selling stockholders will pay or assume underwriting discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of the Class A Common Stock. Our registration of the Class A Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Class A Common Stock. The selling stockholders may sell the Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the Class A Common Stock in the section entitled “Plan of Distribution.”

Our Class A Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CBUS”. The closing price for our Class A Common Stock on June 29, 2023, was $11.10 per share, as reported on Nasdaq.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in any prospectus supplement, if applicable, and the documents incorporated by reference for a discussion of factors that you should consider before purchasing Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date. Cibus’ business, financial condition, results of operations and prospects may have changed since such date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the Class A Common Stock described in this prospectus in one or more offerings. This prospectus generally describes Cibus, Inc. and its Class A Common Stock. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 4,642,636 shares of Class A Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the shares of Class A Common Stock to be offered by the selling stockholders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Class A Common Stock by the selling stockholders pursuant to this prospectus. More specific terms of any shares of the Class A Common Stock that the selling stockholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the Class A Common Stock will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, factors relating to:

•

risks associated with the possible failure to realize certain anticipated benefits of the transactions contemplated by the Company’s merger with Cibus Global that closed on May 31, 2023 (the “Merger Transactions”), including with respect to future financial and operating results;

•	the effect of the completion of the Merger Transactions on our business relationships, operating results and business generally;

•	the outcome of any litigation related to the Merger Transactions;

•	competitive responses to the Merger Transactions and changes in expected or existing competition;

•	challenges to our intellectual property protection and unexpected costs associated with defending our intellectual property rights;

•	increased or unanticipated time and resources required for our platform or trait product development efforts;

•	our reliance on third parties in connection with our development activities;

•	our ability to effectively license our productivity traits and sustainable ingredient products;

•	the recognition of value in our products by farmers, and the ability of farmers and processors to work effectively with crops containing our traits;

•	our ability to produce high-quality plants and seeds cost effectively on a large scale;

•	our need for additional funding to finance our activities and challenges in obtaining additional capital on acceptable terms, or at all;

•	our dependence on distributions from Cibus Global to pay taxes and cover our corporate and overhead expenses;

•	regulatory developments that disfavor or impose significant burdens on gene-editing processes or products;

•	our ability to achieve commercial success;

•	commodity prices and other market risks facing the agricultural sector; and

•	technological developments that could render our technologies obsolete.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

INFORMATION ABOUT THE COMPANY

Our Company

We are a leading agricultural technology company that develops and licenses plant traits to seed companies for royalties. We are a technology leader in developing plant traits (or specific genetic characteristics) using gene editing. Our primary business is using gene editing to develop productivity traits in the major agricultural crops: Canola, Rice, Soybean, Corn and Wheat. Productivity traits are crop traits that improve crop yields and make farmers more productive, thereby driving greater farming profitability. We do this in several ways such as making plants resistant to diseases or pests, thereby reducing the use of chemicals like fungicides and insecticides, enabling plants to process nutrients more efficiently, thereby reducing the use of fertilizers, and making crops more adaptable to their environment and to climate change. In addition, we are a leader in the development of sustainable low carbon ingredients to help major corporations meet their Net Carbon Zero climate goals. Our Class A Common Stock trades on Nasdaq under the symbol “CBUS.”

Our “Up-C” Corporate Structure

We are a holding company with substantially all of our assets and operations conducted through Cibus Global and its subsidiaries. Our sole material asset consists of our interest in Cibus Global. We are the sole managing member of Cibus Global and are responsible for all operational, management and administrative decisions relating to Cibus Global’s business and consolidate the financial results of Cibus Global and its subsidiaries. Owners of Cibus Global Common Units other than us own a corresponding number of shares of our Class B Common Stock, which have voting (but no economic) rights with respect to Cibus, Inc.

Company Information

Our principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, CA 92121 and our telephone number is (858) 450-0008. Cibus’ filings with the SEC are posted on its corporate website at www.cibus.com. The information found on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described in Exhibit 99.3 to our Current Report on Form 8-K filed on June 1, 2023, under the heading “Risk Factors” in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Class A Common Stock offered under this prospectus. Any proceeds from the sale of Class A Common Stock under this prospectus will be received by the selling stockholders. However, pursuant to the Registration Rights Agreement, dated May 31, 2023, by and among the Company and each of the investors set forth on the signature pages thereto (the “Registration Rights Agreement”), we will pay the expenses, other than discounts and commissions, associated with the sale of Class A Common Stock by the selling stockholders pursuant to this prospectus. The selling stockholders will pay or assume underwriting discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of the Class A Common Stock.

The foregoing summary descriptions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference herein.

EXCHANGE OF UP-C UNITS

On May 31, 2023, we completed our business combination with Cibus Global in accordance with the terms of the Agreement and Plan of Merger, dated as of January 13, 2023, as amended by the First Amendment thereto dated as of April 14, 2023 (as amended, the “Merger Agreement,” and the transactions contemplated thereby, the “Transactions”), by and among us, Calypso Merger Subsidiary, LLC, a Delaware limited liability company and our wholly-owned subsidiary, Cibus Global and the blocker entity parties thereto (the “Blockers”). In connection with the closing of the Merger Agreement, certain pre-closing holders of Cibus Global membership units that were among the 99 largest holders of membership units (on a fully diluted basis) of Cibus Global elected, on a per unit basis, to receive merger consideration in the form of a number of Up-C Units set forth on the allocation schedule provided for under the Merger Agreement (the “Allocation Schedule”) in exchange for such holder’s membership units (other than profits interest units), provided, that such holder was not entitled to exchange more than 95% of such holder’s existing Cibus Global membership units for Up-C Units and the remainder of such holder’s Cibus Global membership units were exchanged for shares of Class A Common Stock.

Each of the selling stockholders hold Up-C Units. Pursuant to the Exchange Agreement, each holder of an Up-C Unit has the right to exchange its Up-C Units for an equivalent number of shares of Class A Common Stock (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and similar transactions); provided, that, subject to certain exceptions, we, at our sole election, subject to certain restrictions, may, other than in the case of certain secondary offerings, instead settle all or a portion of such exchange in cash based on a volume weighted average price of a share of Class A Common Stock. The Exchange Agreement provides that, as a general matter, a holder of Up-C Units will not have the right to exchange Up-C Units if we determine that such exchange would be prohibited by law or regulation or would violate our and our subsidiaries’ other agreements to which the holder of Up-C Units may be subject, including Cibus Global’s Second Amended and Restated Limited Liability Company Agreement dated as of May 31, 2023. Additionally, the Exchange Agreement contains restrictions on redemptions and exchanges intended to prevent Cibus Global from being treated as a “publicly traded partnership” for U.S. federal income tax purposes. These restrictions are modeled on certain safe harbors provided for under applicable U.S. federal income tax law. We may impose additional restrictions on exchanges that it determines to be necessary or advisable so that Cibus Global is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.

As holders of Up-C Units exchange their Up-C Units for Class A Common Stock, our relative ownership interest in Cibus Global will correspondingly increase.

On May 31, 2023, we also entered into the Registration Rights Agreement, pursuant to which we agreed to use our reasonable best efforts to file within 30 days following the consummation of the Merger Transactions a registration statement on Form S-3 with the SEC covering the resale of the shares of Class A common stock issuable pursuant to the Exchange Agreement upon the exchange of Up-C Units, or the Registrable Securities. Once the registration statement on Form S-3 is declared effective by the SEC, we have agreed to cause it to remain continuously effective, and to be supplemented and amended to the extent necessary to ensure that such registration statement is available for the resale of all the Registrable Securities, for the period ending on the earliest of (A) the tenth anniversary of the initial effective date of such registration statement, (B) the date on which all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement, and (C) the date as of which there are no longer any Registrable Securities covered by such registration statement in existence. Shares of Class A Common Stock shall cease to be Registrable Securities on the date (i) such securities have been sold or distributed pursuant to a public offering, or (ii) such securities are sold in a transaction in compliance with Rule 144 under the Securities Act.

The foregoing summary descriptions of the Exchange Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and Registration Rights Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein.

SELLING STOCKHOLDERS

Beneficial Ownership

Up to 4,642,636 shares of our Class A Common Stock issuable upon exchange of Up-C Units pursuant to the Exchange Agreement may be offered for resale by the selling stockholders under this prospectus.

The following table sets forth the number of shares of Class A Common Stock being offered by the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and the documents incorporated by reference herein, based on the assumptions that: (i) all shares registered for sale by this registration statement will be sold by or on behalf of the selling stockholders and (ii) no other shares of Class A Common Stock will be acquired prior to completion of this offering by the selling stockholders. The following table also sets forth the number of shares known to us, based upon written representations by the selling stockholders, to be beneficially owned by the selling stockholders as of June 13, 2023. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of the shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A Common Stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Stockholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Class A Common Stock in this table does not constitute an admission of beneficial ownership for the person named below.

Holders of shares of our Class A Common Stock and Class B Common Stock generally vote together as a single class. The percentages in the table are based on the sum of 17,625,683 shares of Class A Common Stock and 4,642,636 shares of Class B Common Stock outstanding as of June 30, 2023.

	Shares Beneficially Owned Before the Offering					Shares Beneficially Owned After the Offering
	Class A Common Stock	Class B Common Stock	Combined Voting Power		Shares of Class A Common Stock that may be sold hereby	Class A Common Stock	Class B Common Stock	Combined Voting Power
Selling Stockholder:
Baker Family Holding LLC(1)	1,585	30,120		*	30,120	1,585	—		*
Barry Habib(2)	7,557	40,000		*	40,000	7,557	—		*
Barry Habib 2022 Trust(3)	10,995	54,000		*	54,000	10,995	—		*
Barry M. Fox(4)	13,781	36,369		*	36,369	13,781	—		*
BDTCP Investments 2022, LLC(5)	3,171	60,239		*	60,239	3,171	—		*
Benjamin S. Butcher(6)	1,586	30,119		*	30,119	1,586	—		*
BWK Investments, LLC(7)	1,665	31,626		*	31,626	1,665	—		*
Delta III Partners, LLC(8)	13,405	12,048		*	12,048	13,405	—		*
DG Family Trust(9)	3,428	65,123		*	65,123	3,428	—		*
DJG Associated LLC(10)	23,687	450,051	2.1%		450,051	23,687	—		*
Gary P. Gallagher(11)	1,227	23,302		*	23,302	1,227	—		*
Godney Holdings, LLC(12)	44,310	11,000		*	11,000	44,310	—		*
Harry Glorikian(13)	20,074	6,688		*	6,688	20,074	—		*

Heidel Family Trust(14)	1,347	25,602	*	25,602	1,347	—	*
Incandescent LLC(15)	14,655	22,395	*	22,395	14,655	—	*
JG Family Trust(16)	3,428	65,123	*	65,123	3,428	—	*
John F. Mauldin(17)	4,209	79,975	*	79,975	4,209	—	*
John L. Lewis(18)	14,576	20,505	*	20,505	14,576	—	*
John P. & Kellyn Krueger(19)	1,586	30,119	*	30,119	1,586	—	*
Keith A. Walker(20)	84,183	14,518	*	14,518	84,183	—	*
Kevin Patrick Barr(21)	1,269	24,096	*	24,096	1,269	—	*
Mark Finn(22)	65,212	13,348	*	13,348	65,212	—	*
MKF Family, LLC(23)	4,756	90,358	*	90,358	4,756	—	*
New Ventures Agtech Solutions, LLC(24)	118,893	1,505,967	7.3%	1,505,967	118,893	—	*
Nickelson Properties LP(25)	6,487	27,731	*	27,731	6,487	—	*
Peter Ronald Beetham and Vanessa Kaye Beetham Joint Living Trust(26)	295,821	3,503	1.3%	3,503	295,821	—	1.3%
Peter S. Voss(27)	6,535	22,000	*	22,000	6,535	—	*
Rory B. Riggs(28)	858,614	1,361,226	10.0%	1,361,226	849,662	—	3.9%
Rory Riggs Family Trust(29)	2,916	20,891	*	20,891	2,916	—	*
Smith Brown, LLC(30)	16,799	305,559	1.5%	305,559	16,799	—	*
Stacey Nicholas Trust UTD June 6, 2006(31)	1,585	30,120	*	30,120	1,585	—	*
Thomas H. Bishop(32)	1,585	30,120	*	30,120	1,585	—	*
Wade King(33)	95,256	8,556	*	8,556	95,256	—	*
Warren & Gail Hall Trust(34)	21,154	10,000	*	10,000	21,154	—	*
Will Will LLC(35)	1,585	30,120	*	30,120	1,585	—	*
William C. Eacho Revocable Trust(36)	9,386	50,119	*	50,119	9,386	—	*

*	Represents less than 1%.
(1)

Baker Family Holding LLC is controlled by Brian Baker and Keith Baker, who share voting and investment power over the securities Baker Family Holding LLC beneficially owns. The business address of the listed selling stockholder is c/o Brian Baker, 1204 Bluff Drive, Slidell, Louisiana 70461.

(2)

Mr. Habib has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 701 S. Olive Ave. #1710, West Palm Beach, Florida 33401.

(3)

The Barry Habib 2022 Trust is controlled by Barry Habib as trustee. In his capacity as trustee, Mr. Habib has sole voting and investment power over the securities the Barry Habib 2022 Trust beneficially owns. The business address of the listed selling stockholder is c/o Barry Habib, 701 S. Olive Ave. #1710, West Palm Beach, Florida 33401.

(4)	Mr. Fox has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 33 Doubling Road, Greenwich, Connecticut 06830.
(5)

BDTCP Investments 2022, LLC is controlled by Byron Trott, who has sole voting and investment power over the securities BDTCP Investments 2022, LLC beneficially owns. The business address of the listed selling stockholder is c/o Michael Burns, 401 North Michigan Avenue, Suite 3100, Chicago, Illinois 60611.

(6)

Mr. Butcher has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 1 Dalton Street, Unit 4002, Boston, Massachusetts 02115.

(7)

BWK Investments, LLC is controlled by Brian Baker and Keith Baker, who share voting and investment power over the securities BWK Investments, LLC beneficially owns. The business address of the listed selling stockholder is c/o Brian Baker, 1204 Bluff Drive, Slidell, Louisiana 70461.

(8)

Delta III Partners, LLC is controlled by its managing members, Jonathan Finn and Mark Finn, who share voting and investment power over the securities Delta III Partners, LLC beneficially owns. The business address of the listed selling stockholder is c/o Jonathan Finn, 3500 Pacific Avenue, Virginia Beach, Virginia 23451.

(9)

The DG Family Trust is controlled by Andrew J. Guff as trustee. In his capacity as trustee, Mr. Guff has sole voting and investment power over the securities the DG Family Trust beneficially owns. The business address of the listed selling stockholder is c/o Andrew Guff, 62 Vineyard Lane, Greenwich, Connecticut, 06831.

(10)

DJG Associated LLC is controlled by Andrew J. Guff, who has sole voting and investment power over the securities DJG Associated LLC beneficially owns. The business address of the listed selling stockholder is c/o Andrew Guff, 62 Vineyard Lane, Greenwich, Connecticut, 06831.

(11)

Mr. Gallagher has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 3330 Custer Way, Collegeville, Pennsylvania 19426.

(12)

Godney Holdings, LLC (“Godney”) is controlled by Richard Warburg, who has sole voting and investment power over the securities Godney beneficially owns. Godney provides consulting services to Cibus Global. See “Material Relationships with Selling Stockholders—Consulting Agreement with Godney Holdings, LLC.” The business address of the listed selling stockholder is c/o Richard Warburg, 6501 Red Hook Plaza, Suite 201, St. Thomas, Virgin Islands 00802.

(13)	Mr. Glorikian has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 36 Muzzey Street, Lexington, Massachusetts 02421.
(14)

The Heidel Family Trust is controlled by Stephen H. Heidel as trustee. In his capacity as trustee, Mr. Heidel has sole voting and investment power over the securities the Heidel Family Trust beneficially owns. The business address of the listed selling stockholder is PO Box 6267, Ketchum, Idaho 83340.

(15)

Incandescent LLC is controlled by its partners, Niko Canner, Shanti Nayak and Traci Entel, who share voting and investment power over the securities Incandescent LLC beneficially owns. The business address of the listed selling stockholder is c/o Dean McArdle, 28 W 25th Street, 9th Floor, New York, New York 10010.

(16)

The JG Family Trust is controlled by Andrew J. Guff, who has sole voting and investment power over the securities the JG Family Trust beneficially owns. The business address of the listed selling stockholder is c/o Andrew Guff, 62 Vineyard Lane, Greenwich, Connecticut, 06831.

(17)	Mr. Mauldin has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 107 Dorado Beach E, Dorado, Puerto Rico 00646.
(18)	Mr. Lewis has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 4752 Sherwood Farm, Charlottesville, Virginia 22902.
(19)

John P. Krueger has sole voting and investment power over the securities John P. & Kellyn Krueger beneficially own. The business address of the listed selling stockholder is 12920 Little Dipper Path, Austin, Texas 78732.

(20)

Mr. Walker has sole voting and investment power over the securities he beneficially owns. Mr. Walker currently serves as a member of the Company’s board of directors (“Board”). The business address of the listed selling stockholder is c/o Cibus, Inc., 6455 Nancy Ridge Drive, San Diego, California 92121.

(21)

Mr. Barr has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 2639 Westover Lane, Chester Springs, Pennsylvania 19425.

(22)

Mr. Finn has sole voting and investment power over the securities he beneficially owns in his name. Mr. Finn currently serves as a member of the Board. The business address of the listed selling stockholder is c/o Cibus, Inc., 6455 Nancy Ridge Drive, San Diego, California 92121.

(23)

MKF Family, LLC is controlled by its managing director and investment adviser, Mary K. Ford, who has sole voting and investment power over the securities MKF Family, LLC beneficially owns. The business address of the listed selling stockholder is c/o Mary K. Ford, 10 South Ram Island Drive, PO Box 179, Shelter Island, New York 11964.

(24)

The managing member of New Ventures Agtech Solutions, LLC (“New Ventures Agtech”) is New Ventures Agtech Solutions Manager, LLC (“New Ventures Agtech Manager”). The sole member of New Ventures Agtech Manager is Vantage Consulting Group, Inc., for which Mark Finn serves as Chief Executive Officer and Chairman of its board of directors. Mark Finn and Jonathan Finn are the sole managing members of New Ventures Agtech Manager and share voting and dispositive power. Rory Riggs also has shared voting and investment power over the shares held by New Ventures Agtech. The business address of the listed selling stockholder is c/o Cibus, Inc., 6455 Nancy Ridge Drive, San Diego, California 92121.

(25)

Nickelson Properties LP is controlled by its managing partner, Donald E. Nickelson, who has sole voting and investment power over the securities Nickelson Properties LP beneficially owns. The business address of the listed selling stockholder is c/o Donald E. Nickelson, 1701 Highway AIA, Suite 218, Vero Beach, Florida 32963.

(26)

Dr. Beetham has sole voting and investment power over the securities the Peter Ronald Beetham and Vanessa Kaye Beetham Joint Living Trust beneficially owns. Dr. Beetham currently serves as the Company’s President and Chief Operating Officer and as a member of the Board. Includes 4,536 shares of restricted Class A Common Stock granted and issued pursuant to the Cibus, Inc. 2017 Omnibus Incentive Plan that will vest within 60 days of June 13, 2023. The business address of the listed selling stockholder is c/o Cibus, Inc., 6455 Nancy Ridge Drive, San Diego, California 92121.

(27)	Mr. Voss has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is PO Box 324, Sunapee, New Hampshire 03782.
(28)

Mr. Riggs has sole voting and investment power over the securities he beneficially owns in his name. Mr. Riggs currently serves as the Company’s Chief Executive Officer and Chairman of the Board. Includes 8,952 shares of restricted Class A Common Stock granted and issued pursuant to the Cibus, Inc. 2017 Omnibus Incentive Plan that will vest within 60 days of June 13, 2023. The business address of the listed selling stockholder is c/o Cibus, Inc., 6455 Nancy Ridge Drive, San Diego, California 92121.

(29)

The Rory Riggs Family Trust is controlled by Rory B. Riggs as trustee. In his capacity as trustee, Mr. Riggs has sole voting and investment power over the securities the Rory Riggs Family Trust beneficially owns. The business address of the listed selling stockholder is c/o Rory B. Riggs, 110 East 59th Street, 28th Floor, New York, New York 10022.

(30)

Smith Brown, LLC is controlled by its manager, Mary K. Ford, who has sole voting and investment power over the securities Smith Brown, LLC beneficially owns. The business address of the listed selling stockholder is c/o Mary K. Ford, 10 South Ram Island Drive, PO Box 179, Shelter Island, New York 11964.

(31)

The Stacey Nicholas Trust UTD June 6, 2006 is controlled by James R. Parks as trustee. In his capacity as trustee, Mr. Parks has sole voting and investment power over the securities the Stacey Nicholas Trust UTD June 6, 2006 beneficially owns. The business address of the listed selling stockholder is c/o James R. Parks, 10474 Santa Monica Blvd., Suite 200, Los Angeles, California 90025.

(32)	Mr. Bishop has sole voting and investment power over the securities he beneficially owns. The business address of the listed selling stockholder is 59 Wooster Street #5, New York, New York 10012.
(33)

Dr. King has sole voting and investment power over the securities he beneficially owns. Dr. King currently serves as the Company’s Chief Financial Officer. Includes 6,774 shares of restricted Class A Common Stock granted and issued pursuant to the Cibus, Inc. 2017 Omnibus Incentive Plan that will vest within 60 days of June 13, 2023. The business address of the listed selling stockholder is c/o Cibus, Inc., 6455 Nancy Ridge Drive, San Diego, California 92121.

(34)

The Warren & Gail Hall Trust is controlled by Gail Hall, its trustee, who has sole voting and investment power over the securities The Warren & Gail Hall Trust beneficially owns. The business address of the listed selling stockholder is c/o Gail Hall, 12929 Via Esperia, Del Mar, California 92014.

(35)

Will Will LLC is controlled by its manager, Gerard Ford Jr., and Darrah Gleason, who each have sole voting and investment power over the securities Will Will LLC beneficially owns. The business address of the listed selling stockholder is 170 N. Ocean Blvd Unit 582, Palm Beach, Florida 33480.

(36)

The William C. Eacho Revocable Trust is controlled by William Eacho as trustee. In his capacity as trustee, Mr. Eacho has sole voting and investment power over the securities the William C. Eacho Revocable Trust beneficially owns. The business address of the listed selling stockholder is c/o William Eacho, 505 S. Ocean Blvd., Unit 106D, Manalapan, Florida 33462.

Material Relationships with Selling Stockholders

Warrant Transfer and Exchange Agreement

On December 31, 2014, Cibus Global entered into a Warrant Transfer and Exchange Agreement, by and among Cibus Global Ltd. (the predecessor to Cibus Global prior to its domestication in 2019); Richard Spizzirri, DTC CFBO Richard Spizzirri IRA, Rory Riggs, Rory Riggs Family Trust, Jean Pierre Lehmann, and New Venture Holdings, Inc. as sellers; and Rory Riggs, as the seller representative (the “Seller Representative”) (the “Warrant Exchange Agreement”). In connection with two series of financings between November 2013 and December 2014, Cibus Global issued to certain investors (the “Investors”) four tranches of warrants (collectively, the “Cibus Global Warrants”) to purchase Series A Preferred Units of Cibus Global (“Cibus Global Series A Preferred Units”). The Warrant Exchange Agreement granted each Investor the right to sell some or all of its respective Cibus Global Warrants to Cibus Global in exchange for an interest in certain future revenues of Cibus Global. The Cibus Global Warrants were fully exchanged in 2014 and 2015.

The Investors sold the Cibus Global Warrants in exchange for ongoing quarterly payments (each, a “Warrant Purchase Payment”) equal to a portion of Cibus Global’s aggregate amount of certain worldwide revenues (the “Subject Revenues”) received during such quarter. The aggregate portion payable to the Investors each quarter is the product of the Subject Revenues and a percentage, which is capped at 10%. Subject Revenues broadly includes all cash attributable to product sales, license fees, sublicense payments, distribution fees, milestones, maintenance payments, royalties and distributions to Cibus Global, subject to certain exceptions.

The Warrant Purchase Payments are due to the Investors within 45 calendar days after the end of each calendar quarter. Any payments made after such 45-day period are subject to a late fee of 4% over the prime rate. Warrant Purchase Payments will commence in the first quarter in which the aggregate Subject Revenues during any consecutive 12-month period equals or exceeds $50.0 million, at which point Cibus Global will be obligated to pay all aggregated but unpaid payments under the Warrant Exchange Agreement. Further, Cibus Global is subject to ongoing reporting requirements under the Warrant Exchange Agreement, including delivery to the Seller Representative of (i) an annual report following the end of each calendar year and (ii) copies of written notices or correspondence with any counterparty to an in-license relating to the gene-editing technology platform developed by Cibus Global, which it refers to as the Rapid Trait Development System, that could reasonably be expected to adversely affect the Warrant Purchase Payments.

The Warrant Exchange Agreement has an initial term of 30 years following the date on which the first Warrant Purchase Payment becomes due and payable. The Investors have the option to renew the Warrant Exchange Agreement for an additional 30-year term after expiration of the initial term upon delivery by the Seller Representative of written notice to Cibus Global and payment of $100.

Payments to the Investors under the Warrant Exchange Agreement are secured by a senior security interest in certain Cibus Global collateral pursuant to an Intellectual Property Security Agreement (the “IP Security Agreement”). See “—Intellectual Property Security Agreement.”

Investors entitled to payments, including through entities controlled by them, pursuant to the Warrant Exchange Agreement include the following directors and executive officers of the Company: Messrs. Prante, Riggs and Walker and Drs. Beetham and Gocal.

Intellectual Property Security Agreement

In connection with the Warrant Exchange Agreement, Cibus Global and certain related entities (collectively, the “Grantors”) entered into the IP Security Agreement with the Seller Representative. Pursuant to the IP Security Agreement, the grantors granted the seller representative a continuing security interest in certain intellectual property of the grantors (the “Collateral”) to secure the payment and performance of Cibus Global’s obligations under the Warrant Exchange Agreement. The Collateral includes any and all of the grantors’ respective copyrights, patents, trademarks, trade secrets, claims for damages from infringement of any of the proceeding rights, licenses and all cash and non-cash proceeds and products of the foregoing.

No lien is permitted to exist on the Collateral, except for permitted licenses in accordance with the Warrant Exchange Agreement, certain permitted liens and security interests subordinated to the security interests granted by the IP Security Agreement.

Series F Preferred Units

New Ventures Agtech purchased $50,000,000 of Cibus Series F Preferred Units on May 25, 2023 pursuant to an agreement entered into in January 2023.

Consulting Agreement with Godney Holdings, LLC

Cibus Global is party to a consulting agreement with Godney, a U.S. Virgin Islands limited liability company owned by Dr. Richard Warburg. The consulting agreement relates to certain strategic advice and intellectual property management rendered by Godney to Cibus Global. In consideration of the services provided under the agreement, Cibus Global agreed to pay Godney a monthly fee, which is currently $20,000 per month, split between Cibus Global in an amount of $16,666.67 and Nucelis, a subsidiary of Cibus Global, in an amount of $3,333.33. Cibus Global and Nucelis paid Godney $240,000 in fees for each of the years ended December 31, 2022 and 2021. In April 2021, Cibus Global issued Godney 300,000 non-voting common units in lieu of cash payments for Godney’s 2020 consulting invoices.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock are being registered to permit the selling stockholders to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the selling stockholders of the shares of Class A Common Stock offered under this prospectus. We will bear the fees and expenses incurred by us in connection with our obligation to register the shares of Class A Common Stock pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling stockholders may use any one or more of the following methods when disposing of the shares of Class A Common Stock pursuant to this prospectus or interests therein:

•	on Nasdaq or any national securities exchange or quotation service on which the Class A Common Stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	distributions to members, general partners and limited partners;

•	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of Class A Common Stock at a stipulated price per security;

•	a combination of any such methods of sale; and

•	by any other legally available means.

In addition, any shares of Class A Common Stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee or other successors in interest as the selling stockholders under this prospectus. In connection with the sale of our Class A Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume.

The selling stockholders may also sell our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Class A Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may transfer the shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus. The number of shares of our Class A Common Stock beneficially owned by the selling stockholders will decrease as and when they transfer their securities or default in performing obligations secured by such shares. The plan of distribution for the shares of our Class A Common Stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the shares of Class A Common Stock will be the purchase price of the Class A Common Stock less discounts and commissions, if any.

In offering the Class A Common Stock covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If the selling stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our Class A Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, if applicable, the shares of Class A Common Stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A Common Stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our Class A Common Stock and the ability of any person or entity to engage in market-making activities for the Class A Common Stock.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We cannot assure you that the selling stockholders will sell all or any portion of the Class A Common Stock registered pursuant to this registration statement. The selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our second amended and restated certificate of incorporation (our “Amended and Restated Charter”) and our amended and restated bylaws (our “Amended Bylaws”). The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our total number of authorized shares of capital stock consists of (i) 210,000,000 shares of Class A Common Stock, (ii) 90,000,000 shares of Class B Common Stock, and (iii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”). As of the date of this prospectus, we had outstanding 17,625,683 shares of Class A Common Stock, 4,642,636 shares of Class B Common Stock and no shares of Preferred Stock.

Class A Common Stock

Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class A Common Stock have no voting power with respect to, and are not be entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class A Common Stock in a manner that is materially and disproportionately adverse as compared to the Class B Common Stock.

Dividend Rights. Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by our Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Liquidation Rights. Upon its liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive pro rata the remaining assets available for distribution.

All outstanding shares of Class A Common Stock are fully paid and non-assessable. The Class A Common Stock is not subject to further calls or assessments by us. Holders of shares of Class A Common Stock do not have preemptive, subscription or redemption rights. There is no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights powers, preferences and privileges of Class A Common Stock are subject to those of the holders of any shares of Class B Common Stock and Preferred Stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

Voting Rights. Holders of shares of Class B Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class B Common Stock have no voting power with respect to, and are not entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class B Common Stock in a manner that is materially and disproportionately adverse as compared to the Class A Common Stock.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any (A) merger, consolidation, conversion, reorganization or similar event in connection with any transaction or series of transactions intended to result in the Company no longer being structured as an umbrella partnership C corporation (an “Up-C Reorganization Transaction”) or (B) amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) to effect an Up-C Reorganization Transaction.

Holders of the Shares vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of the Shares, as a single class with the holders of Preferred Stock) except as otherwise required in the Amended and Restated Charter or by applicable law.

Dividend Rights. Holders of Class B Common Stock do not have any right to receive dividends. In no event will any dividend be declared or made on any Shares unless (1) a corresponding dividend for all other Shares not so adjusted at the time outstanding is made in the same proportion and the same manner and (2) the dividend has been reflected in the same economically equivalent manner on all Shares. Dividends with respect to Shares may only be paid with shares of stock of the same class of common stock.

Liquidation Rights. Holders of Class B Common Stock do not have any right to receive a distribution upon a liquidation, dissolution or winding up of the Company.

Retirement of Shares. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any person unless such holder transfers a corresponding number of Cibus Global Common Units to the same person in accordance with the provisions of Cibus Global’s operating agreement (the “Cibus Global Amended Operating Agreement”). If any outstanding share of Class B Common Stock ceases to be held by a holder of the corresponding Cibus Global Common Unit, such share shall automatically and without further action on the part of the Company or any holder of Class B Common Stock be transferred to the Company for no consideration and retired.

Issuance of Cibus Global Common Units. To the extent Cibus Global Common Units are issued pursuant to the Cibus Global Amended Operating Agreement to anyone other than the Company or a wholly owned subsidiary of Cibus, Inc., an equivalent number of shares of Class B Common Stock (subject to adjustment) will be issued at par to the same person to which such Cibus Global Common Units are issued.

Preferred Stock

No shares of Preferred Stock are issued or outstanding as of the date of this prospectus. The Amended and Restated Charter authorizes our Board to establish one or more series of Preferred Stock. Our Board will be able to determine, with respect to any series of Preferred Stock, the powers (including voting powers), and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our Board.

We have no current plans to pay dividends on our Class A Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant. Because we are a holding company and will have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries.

Annual Stockholder Meetings

The Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as may be designated by our Board or, in the absence of a designation by our Board, by the chair, the chief executive officer or the secretary. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Amended and Restated Charter, the Amended Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Charter, the Amended Bylaws and certain provisions of the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the Shares held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which apply so long as our Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of our capital stock or then outstanding number of shares of Class A Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board will be authorized to generally issue shares of one or more series of Preferred Stock on terms calculated to discourage, delay or prevent a change of control the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved Class A Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Amended and Restated Charter and the Amended Bylaws provide that any vacancies on our Board, and any newly created directorships, will be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, and any director so chosen will hold office until the earlier expiration of the term of office of the director whom he or she has replaced or his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any director then in office.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of our stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

The Amended and Restated Charter and the Amended Bylaws provide that special meetings of stockholders may be called only by the chair of our Board, our chief executive officer or at the direction of our Board pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies. Any business transacted at a special meeting of stockholders will be limited to matters set forth in the notice of the special meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or our management.

Director Nominations and Stockholder Proposals

The Amended Bylaws establish advance notice procedures with respect to stockholder nominations for the election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Amended Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended Bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our Amended and Restated Charter precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, may be effected by the consent in writing of the holders of a majority of the total voting power of the Class B Common Stock entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of holders of Class B Common Stock.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Board. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers the Class A Common Stock and, as a consequence, they also may inhibit fluctuations in the market price of the Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

DGCL Section 203

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, including the circumstances where the Shares are, at the effective date of a merger or consolidation, either listed on a national securities exchange or held of record by more than 2,000 holders, our stockholders will have appraisal rights in connection with a merger or consolidation the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Amended and Restated Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or the Amended and Restated Charter or Amended Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine. This provision does not apply to any actions arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or an officer. The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any breaches of a director’s or officer’s duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any transaction from which such director or officer derived an improper personal benefit.

The Amended and Restated Charter generally provides that we must defend, indemnify and advance expenses to our directors and officers to the fullest extent permitted or required by the DGCL. We will also be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Amended and Restated Charter and the Amended Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Cibus, Inc. and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, NY 11717.

LEGAL MATTERS

The validity of the shares of our Class A Common Stock offered by this prospectus has been passed upon for us by Jones Day, New York, New York.

EXPERTS

The financial statements of Cibus, Inc. (formerly Calyxt, Inc.) appearing in Cibus, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Cibus, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cibus Global, LLC as of December 31, 2022 and 2021, and for the years then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance upon the report of BDO USA, LLP, independent auditor, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding Cibus Global, LLC’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cibus.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Class A Common Stock offered by this prospectus have been sold by the selling stockholders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•

our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023, inclding information specifically incorporated by reference into the Annual Report on Form 10-K/A from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 3, 2023;

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January  17, 2023, March 16, 2023, March 30, 2023, April 7,  2023, April 14, 2023, April  21, 2023, April 24, 2023, May  5, 2023, May 9, 2023, May  17, 2023, May 19, 2023, May  19, 2023, May 25, 2023, June  1, 2023, June  14, 2023, June 29, 2023 and June 29, 2023 (in each case, excluding any information furnished and not filed with the SEC); and

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, filed on July 20, 2017, as the description therein has been updated and superseded by the description of capital stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2023, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

6455 Nancy Ridge Drive

San Diego, CA 92121

Telephone: (858) 450-0008

Attention: Investor Relations

Cibus, Inc.

4,642,636 Shares of Class A Common Stock Offered by the Selling Stockholders

PROSPECTUS

            , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the Class A Common Stock being registered hereby.

SEC registration fee		$27,053.86
FINRA filing fee		$37,324.67
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and engraving expenses			*
Transfer agent and registrar fee			*
Miscellaneous			*
Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

We will bear all costs, expenses and fees in connection with the registration of the Class A Common Stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders, however, will bear all commissions and discounts, if any, attributable to their sale of the Class A Common Stock.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our second amended and restated certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us, our directors and officers and the selling stockholders, and by us and the selling stockholders of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

2.1#	Agreement and Plan of Merger, dated January 13, 2023, by and among Calyxt, Inc., Calypso Merger Subsidiary, LLC, Cibus Global, LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 17, 2023)

2.2	First Amendment to Agreement and Plan of Merger, dated as of April 14, 2023, by and among Calyxt, Inc. and Cibus Global, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on April 14, 2023)

3.1	Second Amended and Restated Certificate of Incorporation of Cibus, Inc., dated May 31, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 1, 2023)

3.2	Amended and Restated Bylaws of Cibus, Inc., dated May 31, 2023 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on June 1, 2023)

4.1	Description of Cibus’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report Form 8-K/A filed on June 29, 2023)

4.2	Form of Outstanding Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on February 23, 2022)

4.3**	Form of Depositary Receipt

4.4**	Form of Deposit Agreement

4.5**	Form of Warrant

4.6**	Form of Warrant Agreement

4.7**	Form of Subscription Rights Certificate

4.8**	Form of Unit Agreement

5.1*	Opinion of Jones Day

10.1†	Executive Employment Agreement, dated November 15, 2018, by and between Peter R. Beetham and Cibus Global, LLC (as successor to Cibus Global, Ltd.) (incorporated by reference to Exhibit 10.46 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.2†	First Amendment to Executive Employment Agreement, dated September 17, 2021, by and between Peter R. Beetham and Cibus Global, LLC (as successor to Cibus Global, Ltd.) (incorporated by reference to Exhibit 10.47 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.3†	Executive Employment Agreement, dated November 15, 2018, by and between Gregory F. Gocal and Cibus Global, LLC (as successor to Cibus Global, Ltd.) (incorporated by reference to Exhibit 10.48 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.4†	First Amendment to Executive Employment Agreement, dated September 17, 2021, by and between Gregory F. Gocal and Cibus Global, LLC (as successor to Cibus Global, Ltd.) (incorporated by reference to Exhibit 10.49 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.5†	Amended and Restated Executive Employment Agreement, dated December 17, 2021, by and between Wade Hampton King and Cibus US, LLC (incorporated by reference to Exhibit 10.50 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.6†	Executive Employment Agreement, dated October 4, 2021, by and between Rory B. Riggs and Cibus Global, LLC (incorporated by reference to Exhibit 10.51 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.7†	First Amendment to Executive Employment Agreement, dated December 2, 2021, by and between Rory B. Riggs and Cibus Global, LLC (incorporated by reference to Exhibit 10.52 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.10	Warrant IP Security Agreement, dated December 31, 2014, by and among Cibus Global Ltd., Cibus International GP, Ltd., Cibus International, L.P., Cibus Netherland Partners, Ltd., Cibus Netherlands Holding Cooperatif U.A., Cibus Europe B.V., Cibus Europe Ltd., Cibus US LLC, Cibus Canada, Inc., Incima B.V., Incima IPCO B.V., and Incima US LLC as Grantors, and Rory Riggs, as the Secured Party (incorporated by reference to Exhibit 10.55 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

10.11	Warrant Transfer and Exchange Agreement, dated December 31, 2014, by and among Cibus Global Ltd.; Richard Spizzirri, DTC CFBO Richard Spizzirri IRA, Rory Riggs, Rory Riggs Family Trust, Jean Pierre Lehmann, and New Venture Holdings, Inc. as Sellers; and Rory Riggs, as the Seller Representative (incorporated by reference to Exhibit 10.56 to the Registrant’s Registration Statement on Form S-4 filed on February 14, 2023)

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of BDO USA, LLP

23.3*	Consent of Jones Day (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering.
#

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

†	Indicates management contract or compensatory plan.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78m or 78o(d)), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus forms a part, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 30, 2023.

CIBUS, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rory Riggs and Wade King, or either of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on June 30, 2023.

/s/ Rory Riggs	Chief Executive Officer and Director (Principal Executive Officer)
Rory Riggs

/s/ Wade King	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Wade King

/s/ Peter Beetham	Director
Peter Beetham

/s/ Mark Finn	Director
Mark Finn

/s/ Jean-Pierre Lehmann	Director
Jean-Pierre Lehmann

/s/ Gerhard Prante	Director
Gerhard Prante

/s/ Keith Walker	Director
Keith Walker